UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2007, Group 1 Automotive, Inc. (the "Company"), through its wholly-owned subsidiary Group 1 Realty, Inc. (the "Borrower"), entered into a five-year term real estate credit facility with Bank of America, N.A. (the "Real Estate Credit Facility"). The proceeds of the Real Estate Credit Facility will be used (a) for general working capital, capital expenditures and other lawful purposes of the Borrower, (b) to make distributions to the Company, and (c) for acquisitions of real property and vehicle dealerships. The facility matures in March 2012 and initially provides $75 million of financing for real estate expansion. The Borrower can expand the facility to its maximum commitment of $175 million, provided that (i) no default or event of default under the Real Estate Credit Facility exists or would result therefrom, (ii) the Borrower obtains commitments from lenders and/or other persons who would qualify as assignees for such increased amounts, and (iii) certain other agreed upon terms and conditions are complied with. The aggregate maximum principal amount of the commitments under the Real Estate Credit Facility may be increased from time to time, provided that (a) the aggregate amount of all such increases may not exceed $100 million, (b) each such increase shall be in a minimum amount of $15 million, and (c) the Real Estate Credit Facility may be so increased not more than three times.

At the Borrower’s option, any loan under the Real Estate Credit Facility that is made to it will bear interest at a rate equal to (i) the per annum rate, established as of the closing date and thereafter reset on the first business day of each calendar month, at which U.S. dollar deposits would be offered for one month by major banks in the London interbank market, as published by Reuters, or other commercial service, plus 1.05% or (ii) the Base Rate (defined as the higher of (a) the Bank of America, N.A. prime rate (adjusted daily on the day specified in the public announcement of such change) and (b) the Federal Funds Rate (defined as the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, adjusted daily on the day specified in the public announcement of such change)) plus 0.50%.

The Real Estate Credit Facility contains various affirmative covenants relating to, among other things: delivery of financial statements and other reports, including compliance certificates and notice of specified events; maintenance of existence; payment of taxes and claims; maintenance of property and insurance; maintenance of books and records; lender inspection rights; compliance with law, including environmental laws and ERISA; subsidiary guarantees and security obligations; further assurances; use of proceeds; nature of business; permitted acquisitions; compliance with existing real property leases; and commencement of construction on any unimproved real properties.

The Real Estate Credit Facility also contains negative covenants relating to, among other things: incurrence of indebtedness; liens; restricted payments; investments; consolidations and mergers; dispositions of assets; transactions with affiliates; changes in fiscal year, tax status, or credit standards and procedures; pension plans; fixed charge coverage ratio; senior secured leverage ratio; dispositions of financed properties; ownership of equity interests in a lessor subsidiary; and occupancy or sublease of any financed property. The negative covenant regarding fixed charge coverage ratio prohibits the Company from permitting (as of the end of any fiscal quarter) its fixed charge coverage ratio to be less than 1.25 to 1.0, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination. The negative covenant regarding senior secured leverage ratio prohibits the Company from permitting its senior secured leverage ratio to be greater than 2.0 to 1.0.

The Real Estate Credit Facility provides for events of default upon the occurrence of, among other things: failure to make payments on principal and interest when due under the Real Estate Credit Facility; cross-defaults to other loan documents and other indebtedness; breach of covenants; breach of representations and warranties; bankruptcy; certain judgments; reportable event(s) under ERISA and/or default(s) under any employee benefit plans; change of control; material loss of or change to any dealer/manufacturer agreement; default under a real property lease or a material change adverse to the Borrower under any such lease; and unenforceability, repudiation, ineffectiveness or inoperability of the Real Estate Credit Facility or related loan documents.

The Real Estate Credit Facility will be guaranteed by the Company and all of the existing and future direct and indirect domestic subsidiaries of the Company which guarantee or are required to guarantee the Company’s general corporate revolver, unless such subsidiaries are precluded from so guaranteeing by applicable franchise and framework agreements between such subsidiaries and vehicle manufacturers and distributors. So long as no default exists, the Borrower will be entitled to sell any property subject to the facility on fair and reasonable terms in an arm's length transaction, remove it from the facility, repay in full the entire outstanding balance of the loan relating to such sold property, and then increase the Real Estate Credit Facility by the amount of such loan repayment.

Each Loan will be secured by a real property parcel (and improvements related thereto) specified by the Borrower, which such real property parcel will be owned in fee by the Borrower (or another subsidiary of the Company) and located at or near a vehicle dealership operated by a subsidiary of the Company or otherwise used or to be used by a vehicle dealership operated by a subsidiary of the Company in its business and cross-collateralized with all other similarly situated properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc., dated as of March 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

April 5, 2007	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of March 30, 2007.